UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2020

GI DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55195	84-1621425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Congress Street

Boston, MA 02210

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 357-3300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On June 4, 2020 (June 5, 2020 Australian Eastern Standard Time), the Company issued a press release announcing it has postponed the Company’s Special Meeting of Stockholders (the “Special Meeting”) previously scheduled for June 7, 2020, at 6:00 p.m., United States Eastern Daylight Time (“EDT”), which is June 8, 2020, at 8:00 a.m., Australian Eastern Standard Time (“AEST”). As stated in the press release, the Special Meeting has been postponed to June 16, 2020 at 6:00 p.m., EDT, which is June 17, 2020 at 8:00 a.m., AEST, and will continue to be held virtually due to COVID-19 via the online platform at https://agmlive.link/GID20. The record date of April 21, 2020 has not changed.

The full text of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K and the press release attached as Exhibit 99.1 may contain forward-looking statements. These statements are based on management’s current estimates and expectations of future events as of the date of the Current Report on Form 8-K and the press release, as applicable. Furthermore, the estimates are subject to several risks and uncertainties that could cause actual results to differ materially and adversely from those indicated in or implied by such forward-looking statements.

These risks and uncertainties include, but are not limited to, risks associated with the Company’s ability to continue to operate as a going concern; the ability of the Company, its critical vendors, and key regulatory agencies to resume operational capabilities subsequent to the removal of COVID-19 pandemic restrictions; the Company’s ability to continue to operate as a going concern; the Company’s ability to raise sufficient additional funds to continue operations, including the successful closing of an equity or debt financing, as further discussed in the press release, the related bridge loan and a delisting from the Australian Securities Exchange, and to conduct the planned pivotal trial of EndoBarrier in the United States (STEP-1); the Company’s ability to execute STEP-1 under the FDA’s Investigational Device Exemption; the Company’s ability to enlist clinical trial sites and enroll patients in accordance with STEP-1; the risk that the FDA stops STEP-1 early as a result of the occurrence of certain safety events or does not approve an expansion of STEP-1; the Company’s ability to enroll patients in accordance with I-STEP; the Company’s ability to secure a CE Mark; the Company’s ability to maintain compliance with its obligations under its existing convertible note and warrant agreements executed with Crystal Amber Fund Limited (“Crystal Amber”), including its obligations to make payments on the Senior Secured Convertible Promissory Note that is due on June 15, 2020 and its ability to restructure the terms of such note with Crystal Amber if the Company is unable to raise sufficient funds to enable it to fully repay such convertible note when due; obtaining and maintaining regulatory approvals required to market and sell the Company’s products; the possibility that future clinical trials will not be successful or confirm earlier results; the timing and costs of clinical trials; the timing of regulatory submissions; the timing, receipt and maintenance of regulatory approvals; the timing and amount of other expenses; the timing and extent of third-party reimbursement; intellectual-property risk; risks related to excess inventory; risks related to assumptions regarding the size of the available market; the benefits of the Company’s products; product pricing; timing of product launches; future financial results; and other factors, including those described in the Company’s filings with the U.S. Securities and Exchange Commission.

Given these uncertainties, one should not place undue reliance on these forward-looking statements. The Company does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events or otherwise, unless it is required to do so by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of GI Dynamics, Inc. dated June 5, 2020 (Australian Eastern Standard Time)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GI DYNAMICS, INC.

Dated: June 5, 2020	/s/ Charles Carter
Charles Carter
Chief Financial Officer

2